Exhibit 5.1

+1 617 526 6000 (t) +1 617 526 5000 (f) wilmerhale.com

June 16, 2021

Blue Apron Holdings, Inc.

28 Liberty Street

New York, NY 10005

Re:	Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-237889) (the “Registration Statement”) filed by Blue Apron Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), among other things, shares of the Company’s Class A common stock, $0.0001 par value per share (the “Shares”), which may be issued and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act as set forth in the Registration Statement and the base prospectus contained therein (the “Base Prospectus”) and (ii) the prospectus supplement, dated June 16, 2021 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) relating to the issuance and sale pursuant to the Registration Statement of up to 4,706,000 Shares, including 705,900 Shares issuable upon exercise of an option to purchase additional shares granted by the Company.

The Shares are to be issued and sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Canaccord Genuity LLC (the “Underwriter”), the form of which is being filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed on the date hereof.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined copies of the Registration Statement and the Prospectus as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company, including committees thereof, as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, each as amended or restated from time to time, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

June 16, 2021 Page 2

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act as an exhibit to the Current Report on Form 8-K to be filed by the Company on the date hereof in connection with the issuance and sale of the Shares and to the use of our name therein and in the related Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Wilmer Cutler Pickering
Hale and Dorr LLP

By:	/s/ David A. Westenberg
David A. Westenberg, a Partner